SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 18, 2002

Date of Report (Date of earliest event reported)

VIROLOGIC, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-30369	94-3234479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd.
South San Francisco, California 94080
(650) 635-1100

(Address, including zip code, and telephone number, including area code, of principal executive officers)

270 East Grand Avenue
South San Francisco, California 94080
(650) 635-1100

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 99.1

Item 5. Other Events

Issuance of Series C Preferred Stock

     On November 14, 2002, ViroLogic, Inc. ( “ViroLogic” ) entered into a Securities Purchase Agreement in the form attached hereto as Exhibit 10.1 (the “Purchase Agreement” ) with several investors (collectively, the “Purchasers” ), pursuant to which ViroLogic agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from ViroLogic, an aggregate of 706 shares of ViroLogic’s Series C Convertible Preferred Stock (the “Series C Stock”), and warrants to purchase an aggregate of 4,376,033 shares of ViroLogic’s common stock (the “Warrants” ), for an aggregate purchase price of $7,060,000 in a private placement (the “Financing” ). The closing occurred on November 19, 2002 and ViroLogic received $7,060,000 in gross proceeds. The rights, preferences and privileges of the Series C Stock are set forth in the Certificate of Designations, Preferences and Rights (the “Certificate”) in the form attached as Exhibit 4.4, filed with the Delaware Secretary of State. The Warrants are subject to the terms and conditions of the form of Stock Purchase Warrant attached as Exhibit 4.1.

     The Series C Stock bears an initial 8% annual premium rate which increases to a 9% annual premium rate on June 30, 2004, then increases by 1 percentage point every quarter thereafter up to a maximum annual rate of 14%, subject to an additional increase to an annual rate of 15% under certain circumstances. This premium is paid as a cash dividend each calendar quarter. Subject to the limitations described below, the holders of Series C Stock may elect to convert their shares into ViroLogic’s common stock at any time. Upon conversion, each share of Series C Stock is convertible into approximately 8,264.46 shares of ViroLogic’s common stock. Subject to the limitations described below, ViroLogic may, at its option, convert the Series C Stock into common stock (i) at any time after the first anniversary of the issuance of the Series C Stock, but only if ViroLogic’s stock price exceeds $2.42 for 20 consecutive trading days or (ii) with the consent of a majority of the holders of the Series C Stock. The Warrants are exercisable beginning May 20, 2003 and expire November 19, 2007. The exercise price of the Warrants is $1.11 per share.

     The holders of Series C Stock are not subject to any limitations on the number of conversions of Series C Stock or subsequent sales of the corresponding common stock that they can effect, other than a prohibition on any holder acquiring, upon conversion, beneficial ownership of more than 4.99% of the outstanding shares of ViroLogic’s common stock, or, in the case of Biotech Target NV and its affiliates, more than 19.99% of the outstanding shares of ViroLogic’s common stock. This limitation also applies to ViroLogic’s ability to convert Series C Stock to common stock.

     The holders of Series C Stock have the right to require ViroLogic to redeem all of the Series C Stock for cash equal to the greater of (i) 120% of their original purchase price plus 120% of any accrued and unpaid premium or (ii) the aggregate fair market value of the shares of common stock into which such shares of Series C Stock are then convertible, upon certain triggering events, as defined in the Certificate. The Series C Stock is non-voting, except with respect to certain extraordinary transactions as set forth in the Certificate. In addition, until November 19, 2004, in the event that ViroLogic proposes to issue any equity securities or debt which is convertible into equity securities, each holder of Series C Stock will have the right to purchase a certain amount of such securities or debt based upon its holdings of Series C Stock.

     ViroLogic expects to record a deemed dividend of approximately $8 million in the fourth quarter of 2002 relating to the issuance of the Series C Stock. The charge includes deemed dividends associated with an automatic adjustment of the conversion price of ViroLogic’s Series A Redeemable Convertible Preferred Stock (the “Series A Stock”), which was triggered as a result of the issuance of the Series C Stock. The charge also includes deemed dividends associated with the exchange of the Series B Redeemable Convertible Preferred Stock (the “Series B Stock”) described below, and the sale of the Series C Stock together with the Warrants described above. The deemed dividend will increase the loss applicable to common stockholders in the calculation of basic and diluted net loss per common share for the fourth quarter and fiscal year 2002 and will be included in stockholders’ equity as offsetting charges and credits to additional paid-in capital.

Exchange of Series B Preferred Stock; Issuance of Notes; Exchange of Warrants

     Also on November 14, 2002, ViroLogic entered into an Exchange Agreement in the form attached hereto as Exhibit 10.2 (the “Exchange Agreement”) with all of the holders of its Series B Stock (the “Series B Holders”) in order to secure their consent to the Financing and the resulting impact on the Series B Stock and to increase the number of shares of ViroLogic’s common stock available for issuance upon conversion of the Series C Stock. Pursuant to the Exchange Agreement, on November 19, 2002, ViroLogic repurchased all of the issued and outstanding Series B Stock in exchange for convertible secured promissory notes, each in the form attached as Exhibit 4.2 (the “Notes”). The aggregate principal amount of the Notes is $12,045,987.94. In addition, the Notes bear an interest rate of 8%, have a maturity date of March 19, 2003 and are secured by substantially all of ViroLogic’s assets pursuant to the terms and condition of a Security Agreement in the form attached hereto as Exhibit 10.3, and an Intellectual Property Security Agreement in the form attached as Exhibit 10.4. Subject to and promptly following the approval of ViroLogic’s stockholders (as described below) (i) the principal amount of the Notes (together with all unpaid interest accruing from the date of the then most recent premium payment on the Series C Stock, or November 19, 2002, if no such premium payment has been made) will be automatically converted into an aggregate of 1,204.6 shares of Series C Stock, and (ii) all accrued and unpaid interest due on the principal amount of the Notes and not converted into Series C Stock shall immediately become due and payable. In addition, pursuant to the Exchange Agreement, subject to and promptly following approval of ViroLogic’s stockholders, the Series B Holders will receive warrants to purchase ViroLogic common stock in exchange for the warrants originally issued to the Series B Holders in connection with their purchase of Series B Stock (the “Replacement Warrants”). The Replacement Warrants will be in the form of Stock Purchase Warrant attached as Exhibit 4.3. Upon consummation of the warrant exchange, ViroLogic expects to record an additional charge related to the modification of the warrants that were originally issued in connection with the issuance of the Series B Stock.

Special Meeting of Stockholders

     ViroLogic has also agreed with the Series B Holders and the Purchasers to call a special meeting of its stockholders to seek approval (i) of an increase in the number of authorized shares of ViroLogic’s common stock to a number that is sufficient to provide for (a) the issuance of the common stock underlying the Series C Stock issuable upon conversion of the Notes, (b) the exercise of all of the replacement Warrants, and (c) the conversion or exercise of all other outstanding securities of ViroLogic that are convertible into or exercisable for shares of ViroLogic’s common stock, (ii) of the conversion of the Notes into Series C Stock and the issuance of the Replacement Warrants, in accordance with Rule 4350 of the Rules of the National Association of Securities Dealers, Inc., and (iii) to amend the Certificate to include (a) the right of ViroLogic to pay any premium payments on the Series C Stock in either cash or shares of ViroLogic’s common stock and (b) the same anti-dilution protections as are currently afforded to ViroLogic’s Series A Stock pursuant to Article XI, Section G of the Certificate of Designations, Preferences and Rights related thereto.

Issuance of Common Stock

     In connection with the Financing, ViroLogic also entered into a Stock Purchase Agreement in the form attached hereto as Exhibit 10.5 (the “Pfizer Purchase Agreement”), pursuant to which ViroLogic agreed to issue and sell to an affiliate of Pfizer, Inc., an aggregate of 2,608,695 shares of ViroLogic’s common stock (the “Pfizer Transaction”). The closing occurred on November 18, 2002 and ViroLogic received $3,000,000 in gross proceeds. Concurrent with the execution of the Pfizer Purchase Agreement, ViroLogic and Pfizer, Inc. entered into a Non-Exclusive License Agreement and a Master Services Agreement for ViroLogic’s HIV drug resistance tests and services.

Securities to be Registered

     Pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit 10.6 and the Pfizer Purchase Agreement, ViroLogic has agreed to prepare and file with the Securities and Exchange Commission registration statements covering the shares of common stock issuable pursuant to the Purchase Agreement, the Exchange Agreement and the Pfizer Purchase Agreement. The first registration statement that ViroLogic expects to file will cover the resale of (i) the shares of ViroLogic common stock issuable upon conversion of the Series C Stock issued pursuant to the Purchase Agreement, (ii) the shares of ViroLogic common stock issued pursuant to the Pfizer Purchase Agreement, and (iii) the shares of common stock issuable upon exercise of the Warrants. Following the special meeting described above, in the event that each of the proposals is approved by the stockholders, ViroLogic expects to file a second registration statement that will cover the resale of (i) the shares of ViroLogic common stock issuable upon the conversion of the Series C Stock that will be issued upon conversion of the Notes and (ii) the shares of common stock issuable upon exercise of the Replacement Warrants.

     The foregoing summaries and descriptions do not purport to be a complete description of the terms and conditions of the securities sold or the transactions described and are entirely qualified by the transaction documents attached as exhibits hereto, each of which is incorporated herein in its entirety and which you must read for complete information on these transactions.

     The press release issued by ViroLogic on November 14, 2002 announcing the Financing and related transactions is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     Exhibits.

4.1	Form of Stock Purchase Warrant issued to purchasers of Series C Preferred Stock.
4.2	Form of Convertible Secured Promissory Note issued to the Series B Holders.
4.3	Form of Stock Purchase Warrant to be issued to the Series B Holders.
4.4	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on November 15, 2002.
10.1	Securities Purchase Agreement, dated as of November 14, 2002, by and among ViroLogic, Inc. and each of the Purchasers.
10.2	Exchange Agreement, dated as of November 14, 2002, by and among ViroLogic, Inc. and the Series B Holders.
10.3	Security Agreement, dated as of November 19, 2002 by and among ViroLogic, Inc. and SDS Merchant Fund, L.P. (as collateral agent for the benefit of the holders of the Notes)
10.4	Intellectual Property Security Agreement, dated as of November 19, 2002 by and among ViroLogic, Inc. and SDS Merchant Fund, L.P. (as collateral agent for the benefit of the holders of the Notes)
10.5	Stock Purchase Agreement, dated as of November 14, 2002, by and among ViroLogic, Inc. and Pfizer Ireland Pharmaceuticals.
10.6	Registration Rights Agreement, dated as of November 19, 2002, by and between ViroLogic, Inc. and each of the Purchasers.
99.1	Press Release issued November 14, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROLOGIC, INC.

Dated: November 25, 2002	By:	/s/ William D. Young

William D. Young Chief Executive Officer

INDEX TO EXHIBITS

4.1	Form of Stock Purchase Warrant issued to purchasers of Series C Preferred Stock.
4.2	Form of Convertible Secured Promissory Note issued to the Series B Holders.
4.3	Form of Stock Purchase Warrant to be issued to the Series B Holders.
4.4	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on November 15, 2002.
10.1	Securities Purchase Agreement, dated as of November 14, 2002, by and among ViroLogic, Inc. and each of the Purchasers.
10.2	Exchange Agreement, dated as of November 14, 2002, by and among ViroLogic, Inc. and the Series B Holders.
10.3	Security Agreement, dated as of November 19, 2002 by and among ViroLogic, Inc. and SDS Merchant Fund, L.P. (as collateral agent for the benefit of the holders of the Notes)
10.4	Intellectual Property Security Agreement, dated as of November 19, 2002 by and among ViroLogic, Inc. and SDS Merchant Fund, L.P. (as collateral agent for the benefit of the holders of the Notes)
10.5	Stock Purchase Agreement, dated as of November 14, 2002, by and among ViroLogic, Inc. and Pfizer Ireland Pharmaceuticals.
10.6	Registration Rights Agreement, dated as of November 19, 2002, by and between ViroLogic, Inc. and each of the Purchasers.
99.1	Press Release issued November 14, 2002.